UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2013

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169533 (1933 Act)	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed on December 20, 2012, Cole Operating Partnership IV, LP (“CCPT IV OP”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an unsecured revolving bridge facility (the “Original Bridge Facility”) on December 14, 2012, which provided for up to $75.0 million of borrowings pursuant to a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent and syndication agent, and other lenders that may become parties to the Credit Agreement.

On March 8, 2013, CCPT IV OP entered into a first modification and lender joinder agreement (the “Modified Credit Agreement”) with JPMorgan Chase and Bank of America, N.A., which modified the Credit Agreement and added Bank of America, N.A. as a party to the Credit Agreement. The Modified Credit Agreement increased the allowable borrowings up to $150.0 million (the “Bridge Facility”).

The Modified Credit Agreement contains customary representations, warranties and borrowing conditions. CCPT IV OP paid certain fees under the Modified Credit Agreement, including an up-front fee. Other than the modified terms described above, the material terms of the Original Bridge Facility remain unchanged. As of March 8, 2013, CCPT IV OP had approximately $37.0 million outstanding under the Bridge Facility and, based on the underlying collateral pool for qualified unencumbered properties, approximately $27.1 million available for borrowing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events
Distributions
On March 7, 2013 the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on April 1, 2013 and ending on June 30, 2013. The payment date for each of the daily distributions of the period commencing on April 1, 2013 and ending on April 30, 2013 will be in May 2013. The payment date for each of the daily distributions of the period commencing on May 1, 2013 and ending May 31, 2013 will be in June 2013. The payment date for each of the daily distributions of the period commencing on June 1, 2013 and ending on June 30, 2013 will be in July 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 14, 2013	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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